EXHIBIT I

TEEKAY CORPORATION Bayside House, Bayside Executive Park, West Bay Street & Blake Road P.O. Box AP-59212, Nassau, Bahamas

NEWS RELEASE

TEEKAY ANNOUNCES THIRD QUARTER 2007 EARNINGS CONFERENCE CALL

Nassau, The Bahamas, October 24, 2007 – Teekay Corporation (NYSE: TK) plans to release its financial results for the third quarter of 2007 after market close on Wednesday, October 31, 2007.

The Company plans to host a conference call on Thursday, November 1, 2007 at 11:00 a.m. (ET) to discuss the results for the quarter.  All shareholders and interested parties are invited to listen to the live conference call through the Company’s web site at www.teekay.com.

A recording of the conference call will be available until Thursday, November 8, 2007, by dialing (888) 203-1112 or (647) 436-0148 and entering access code 9949396  Alternatively, an archive of the conference call will remain on the Company’s web site until December 3, 2007.

About Teekay

Teekay Corporation transports more than 10 percent of the world’s seaborne oil, has expanded into the liquefied natural gas shipping sector through its publicly-listed subsidiary, Teekay LNG Partners L.P. (NYSE: TGP), and is further growing its operations in the offshore production, storage and transportation sector through its publicly-listed subsidiary, Teekay Offshore Partners L.P. (NYSE: TOO). With a fleet of over 180 vessels, offices in 17 countries and 6,300 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies, helping them seamlessly link their upstream energy production to their downstream processing operations. Teekay’s reputation for safety, quality and innovation has earned it a position with its customers as The Marine Midstream Company.

Teekay’s common stock is listed on the New York Stock Exchange where it trades under the symbol “TK”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 844-6654
For Media enquiries contact:
Alana Duffy
Tel: +1 (604) 844-6605

Web site: www.teekay.com

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